================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                September 4, 1997

                              SERVICE EXPERTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               111 Westwood Place
                                    Suite 420
                           Brentwood, Tennessee 37027
                --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

        Service Experts, Inc., a Delaware corporation (the "Company"), operates residential heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In connection with the acquisition of HVAC businesses, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase shares of Common Stock and debt securities convertible into shares of Common Stock pursuant to its Registration Statement on Form S-4. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements:

        (a) Financial Statements of Businesses Acquired or to be Acquired See Pages F-1 through F-71.

        (b) Pro Forma Financial Information
            See Pages F-72 through F-77.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SERVICE EXPERTS, INC.


                                          By:  /s/ Anthony M. Schofield
                                              ----------------------------------
                                              Anthony M. Schofield
                                              Chief Financial Officer, Secretary
                                              and Treasurer


Date:  September 4, 1997

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----

S&W AIR CONDITIONING, INC.

Financial Statements for the Year ended December 31, 1996 and Six Months ended June 30, 1997 (unaudited)

Report of Independent Auditors..............................  F-3

Balance Sheets..............................................  F-4

Statements of Income........................................  F-5

Statements of Stockholders' Equity..........................  F-6

Statements of Cash Flows....................................  F-7

Notes to Financial Statements...............................  F-9


J.M. JENKS INCORPORATED DBA J.M. MECHANICAL SYSTEMS

Financial Statements for the Year ended December 31, 1996 and Six Months ended June 30, 1997 (unaudited)

Report of Independent Auditors..............................  F-19

Balance Sheets..............................................  F-20

Statements of Income........................................  F-21

Statements of Stockholders' Equity..........................  F-22

Statements of Cash Flows....................................  F-23

Notes to Financial Statements...............................  F-24

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
BERKSHIRE AIR CONDITIONING COMPANY

Financial statements for the year ended December 31, 1996 and six months ended June 30, 1997 (unaudited)

Report of Independent Auditors..............................  F-33

Balance Sheets..............................................  F-34

Statements of Income........................................  F-35

Statements of Stockholders' Equity..........................  F-36

Statements of Cash Flows....................................  F-37

Notes to Financial Statements...............................  F-38


HOLMES SALES & SERVICES, INC.

Financial statements for the year ended December 31, 1996 and six months ended June 30, 1997 (unaudited)

Report of Independent Auditors..............................  F-47

Balance Sheets..............................................  F-48

Statements of Operations....................................  F-49

Statements of Stockholders' Equity..........................  F-50

Statements of Cash Flows....................................  F-51

Notes to Financial Statements...............................  F-52

MID FLA HEATING AND AIR, INC.

Financial statements for the year ended December 31, 1997 and six months ended June 30, 1997 (unaudited)

Report of Independent Auditors..............................  F-60

Balance Sheets..............................................  F-61

Statements of Income........................................  F-62

Statements of Stockholders' Equity..........................  F-63

Statements of Cash Flows....................................  F-64

Notes to Financial Statements...............................  F-65

SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS

Basis of Presentation.......................................  F-72

Unaudited Pro Forma Combined Balance Sheet as of June 30,
  1997......................................................  F-73

Unaudited Pro Forma Combined Statements of Income for the
  Six Months ended June 30, 1997 and for the Twelve
  Months ended December 31, 1996............................  F-74

Notes to Unaudited Pro Forma Combined Financial
  Statements................................................  F-76



                        Report of Independent Auditors


The Stockholders
S&W Air Conditioning, Inc.

We have audited the accompanying balance sheet of S&W Air Conditioning, Inc. as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S&W Air Conditioning, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                     /s/ ERNST & YOUNG LLP


Nashville, Tennessee
August 8, 1997

                           S&W Air Conditioning, Inc.

                                 Balance Sheets


                                                                       DECEMBER 31,          JUNE 30,
                                                                           1996                1997
                                                                 ------------------------------------------
                                                                                          (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                       $     128,644        $     184,061
    Receivables:
       Trade, net of allowance for doubtful accounts
          of $16,673 and $20,822 at December 31,
          1996 and June 30, 1997                                          559,874              691,236
       Employee                                                            18,582               18,569
       Related party                                                       31,596               31,559
       Other receivables                                                   12,730               30,820
                                                                 ------------------------------------------
                                                                          622,782              772,184

Inventories                                                               166,301              216,000
Costs and estimated earnings in excess of billings                         13,832              107,042
Note receivable                                                            13,464                    -
Prepaid expenses and other current assets                                  12,337                    -
Deferred income taxes                                                      85,342               79,683
                                                                 ------------------------------------------
Total current assets                                                    1,042,702            1,358,970

Property, buildings and equipment:
    Buildings                                                              68,391               69,391
    Furniture and fixtures                                                114,725              127,807
    Machinery and equipment                                                73,958               75,718
    Vehicles                                                              441,847              530,507
                                                                 ------------------------------------------
                                                                          698,921              803,423
    Less accumulated depreciation and amortization                        276,786              321,930
                                                                 ------------------------------------------
                                                                          422,135              481,493
Goodwill, net of accumulated amortization                                  14,833               14,017
Other assets                                                               34,200               40,984
                                                                 ------------------------------------------
Total assets                                                        $   1,513,870        $   1,895,464
                                                                 ==========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable and accrued liabilities                  $     466,862        $     427,588
    Accrued compensation                                                   46,597               46,597
    Accrued taxes, other than income                                       15,953               28,606
    Accrued warranties                                                     19,651               19,636
    Income taxes payable                                                   23,955               64,961
    Deferred revenue                                                       21,416               27,819
    Billings in excess of costs and estimated earnings                     25,085              121,126
    Liability to Company's benefit plan                                     3,912                5,975
    Current Portion of long-term debt and capital lease
       obligations                                                         91,338              381,200
                                                                 ------------------------------------------
Total current liabilities                                                 714,769            1,123,508

Deferred income taxes                                                      39,729               40,031
Long-term debt and capital lease obligations,
    net of current portion                                                314,529              191,644
                                                                 ------------------------------------------
Total liabilities                                                       1,069,027            1,355,183

Stockholders' equity:
    Common stock, $.01 par value, 1,000,000 shares authorized,
       950,000 shares issued and outstanding
                                                                            9,500                9,500
    Additional paid-in capital                                             17,815               17,815
    Retained earnings                                                     417,528              512,966
                                                                 ------------------------------------------
Total stockholders' equity                                                444,843              540,281



                                                                 ==========================================
Total liabilities and stockholders' equity                          $   1,513,870        $   1,895,464
                                                                 ==========================================



See accompanying notes.

                           S&W Air Conditioning, Inc.

                              Statements of Income


                                                                    YEAR ENDED              SIX MONTHS
                                                                    DECEMBER 31,          ENDED JUNE 30,
                                                                       1996                    1997
                                                                 ------------------------------------------
                                                                                          (Unaudited)

Net revenues                                                        $   5,059,186        $   3,006,589

Cost of goods sold                                                      3,919,674            2,397,775
                                                                 ------------------------------------------
Gross margin                                                            1,139,512              608,814
Selling, general and administrative expenses                              933,210              416,527
Bad debt expense                                                           54,256               22,546
                                                                 ------------------------------------------
Income from operations                                                    152,046              169,741
Other (income) expense:
    Interest expense                                                       45,786               21,919
    Other income                                                          (18,831)              (3,570)
                                                                 ------------------------------------------
                                                                           26,955               18,349
                                                                 ------------------------------------------
Income before taxes                                                       125,091              150,392

Provision (benefit) for income tax:
    Current                                                                68,707               49,993
    Deferred                                                              (25,476)               5,961
                                                                 ------------------------------------------
Total income taxes                                                         43,231               55,954
                                                                 ------------------------------------------
Net income                                                          $      81,860        $      95,438
                                                                 ==========================================


See accompanying notes.

                           S&W Air Conditioning, Inc.

                       Statements of Stockholders' Equity




                                             COMMON STOCK
                                            $.01 PAR VALUE            ADDITIONAL
                             ---------------------------------------   PAID-IN        RETAINED
                                        SHARES         AMOUNT          CAPITAL        EARNINGS      TOTAL
                             -------------------------------------------------------------------------------
Balance at
  January 1, 1996                        950,000         $9,500       $17,815          $335,668    $362,983
    Net income                                --             --            --            81,860      81,860
                             -------------------------------------------------------------------------------

Balance at
  December 31, 1996                      950,000          9,500        17,815           417,528     444,843
     Net income
       (unaudited)                            --             --            --            95,438      95,438
                             -------------------------------------------------------------------------------

Balance at June 30, 1997
  (unaudited)                            950,000         $9,500       $17,815          $512,966    $540,281
                             ===============================================================================



See accompanying notes.

                           S&W Air Conditioning, Inc.

                            Statements of Cash Flows



                                                                           YEAR ENDED      SIX MONTHS ENDED
                                                                           DECEMBER 31,         JUNE 30,
                                                                              1996               1997
                                                                       --------------------------------------
                                                                                             (Unaudited)
OPERATING ACTIVITIES
Net income                                                              $   81,860              $  95,438
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
     Depreciation and amortization                                         108,404                 45,961
     Provision (benefit) for deferred income taxes                         (25,476)                 5,961
     Provision for loss on accounts receivable                              11,867                  9,082
     Gain on asset disposals                                                (2,187)                     -
     Changes in assets and liabilities:
       Receivable                                                           84,546               (158,484)
       Inventories                                                         (68,438)               (49,699)
       Prepaid expenses and other current assets                            19,183                 12,337
       Trade accounts payable an accrued liabilities                        90,466                (37,211)
       Accrued compensation                                                  4,740                      -
       Accrued taxes, other than income                                     (1,095)                12,653
       Accrued warranties                                                    6,742                    (15)
       Deferred revenue                                                     18,350                  6,403
       Income taxes payable                                                (59,073)                41,006
       Costs and estimated earnings in excess of billings and
          billings in excess of costs and estimated earnings                14,246                  2,831
                                                                       --------------------------------------
Net cash flow provided by (used in) operating activities                   284,135                (13,737)

INVESTING ACTIVITIES
Purchase of property, buildings and equipment                             (210,738)              (104,503)
Proceeds from sale of property, buildings and equipment                     19,597                      -
Increase in (collections on) note receivable                               (13,464)                13,464
Increase in other assets                                                   (30,012)                (6,784)
                                                                      --------------------------------------
Net cash used in investing activities                                     (234,617)               (97,823)

FINANCING ACTIVITIES
Payments on debt                                                          (252,545)              (269,361)
Proceeds from debt                                                         260,734                436,338
                                                                        --------------------------------------
Net cash provided by financing activities                                    8,189                166,977

Increase in cash and cash equivalents                                       57,707                 55,417
Cash and cash equivalents at beginning of period                            70,937                128,644
                                                                       --------------------------------------
Cash and cash equivalents at end of period                              $  128,644              $ 184,061
                                                                       ======================================

See accompanying notes

                           S&W Air Conditioning, Inc.


                                                  YEAR ENDED      SIX MONTHS
                                                 DECEMBER 31,    ENDED JUNE 30,
                                                    1996            1997
                                                -------------------------------
                                                                 (Unaudited)
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                     $  45,786       $ 21,919
                                                ===============================
Income taxes paid                                 $ 126,227       $  8,986
                                                ===============================
Purchase of equipment through capital leases      $   3,816       $      -
                                                ===============================




See accompanying notes.

                           S&W Air Conditioning, Inc.

                          Notes to Financial Statements

                                December 31, 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

S&W Air Conditioning, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in San Angelo, Texas and surrounding communities.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1997 and the related statements of income, stockholders' equity and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's residential heating and air conditioning installation, service and maintenance are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six to 18 months.

                           S&W Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF INCOME (CONTINUED)

Trade accounts receivable includes billings and billed retainage on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersions across many different industries and geographies.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

Accounts Receivable, Note Receivable and Accounts Payable

The carrying amounts reported in the balance sheets for accounts receivable, note receivable and accounts payable approximate fair value.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                           S&W Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:

                                                                YEARS
                                                         --------------------

               Leasehold Improvements                             15
               Furniture and fixtures                              7
               Machinery and equipment                           5 - 7
               Vehicles                                            5

GOODWILL

Goodwill is being amortized using the straight-line method over 15 years.

ACCRUED COMPENSATION

Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees.

WARRANTIES

The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           S&W Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1996, amounts charged to bad debt expense totaled $54,256 and recoveries of accounts previously written off was $13,000.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1996, the Company expensed $101,329.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

                           S&W Air Conditioning, Inc.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:


                                                                                           DECEMBER 31,
                                                                                              1996
                                                                                      ---------------------
Contracts on the percentage-of-completion method:
    Expenditures on uncompleted contacts                                                   $   257,192
    Estimated earnings                                                                          77,914
                                                                                      ---------------------
                                                                                               335,106
Less applicable billings                                                                       346,359
                                                                                      ---------------------
                                                                                           $   (11,253)
                                                                                      =====================
Included in the accompanying balance sheet under the following captions:
       Costs and estimated earnings in excess of
         billings on uncompleted contracts                                                 $    13,832
       Billings in excess of costs and estimated earnings
         on uncompleted contracts                                                              (25,085)
                                                                                      ---------------------
                                                                                           $   (11,253)
                                                                                      =====================

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. DEBT

Debt consists of:


                                                                                           DECEMBER 31,
                                                                                              1996
                                                                                       --------------------
Line of credit                                                                              $   198,086
Installment and equipment notes                                                                 182,284
                                                                                       --------------------
                                                                                                380,370
Less current portion                                                                             80,578
                                                                                       --------------------
                                                                                            $   299,792
                                                                                       ====================

                           S&W Air Conditioning, Inc.

3. DEBT (CONTINUED)

The Company has two lines of credit with a financial institution with a total borrowing limit of $650,000. The lines of credit bear interest at a fixed rate of 8.5%.

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at variable rates ranging from 8.25% to 15.12% at December 31, 1996. These loans require monthly payments ranging from $291 to $1,199 and are due through May 23, 2000.

As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:


1997                                                       $    80,578
1998                                                           265,830
1999                                                            29,044
2000                                                             4,918
Thereafter                                                           -
                                                       --------------------
                                                           $   380,370
                                                       ====================

                           S&W Air Conditioning Inc.

4. LEASES

Total rental expense for all operating leases was $37,700 for 1996. The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating and capital lease agreements which expire at various dates through January 2000. Minimum rental commitments at December 31, 1996 under capital and operating leases having an initial noncancelable term of one year or more are as follows:


                                                                        CAPITAL             OPERATING
                                                                        LEASES               LEASES
                                                                  -------------------- --------------------

1997                                                                   $   13,833           $    36,000
1998                                                                        8,808                36,000
1999                                                                        5,032                36,000
2000                                                                        3,588                36,000
2001                                                                            -                36,000
                                                                  -------------------  --------------------
                                                                           31,261           $   180,000
                                                                                       ====================
Amounts representing interest                                              (5,764)
                                                                  -------------------
Present value of net minimum rentals
    (including $10,760 classified as current)                          $   25,497
                                                                  ===================

The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                                            DECEMBER 31,
                                                                                                1996
                                                                                       --------------------

Machinery and equipment                                                                     $    67,867
Less accumulated amortization                                                                   (26,183)
                                                                                       --------------------
Net equipment under capital leases                                                          $    41,684
                                                                                       ====================



Amortization of the assets under capital leases is included in depreciation expense.

                           S&W Air Conditioning, Inc.

5. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 50% of total contributions by a plan member, to a maximum of 6% of the employee's total calendar year compensation. The Company's matching contributions totaled $27,987 for 1996.

6. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. INCOME TAXES

Income tax expense consists of the following at December 31, 1996:

                                                                                           DECEMBER 31,
                                                                                               1996
                                                                                       --------------------

Current:
    Federal                                                                                 $  59,495
    State                                                                                       9,212
Deferred                                                                                      (25,476)
                                                                                       --------------------
                                                                                            $  43,231
                                                                                       ====================



                           S&W Air Conditioning, Inc.

7. INCOME TAXES (CONTINUED)

Significant components of the deferred tax assets and liabilities as of December 31, 1996, are as follows:

Deferred tax liabilities:
    Depreciation                                     $   39,729

Deferred tax assets:
    Accounts receivable                                  41,579
    Compensation and other reserves                      43,763
                                                  ---------------------
Total gross deferred tax assets                          85,342
Valuation allowance                                           -
                                                  ---------------------
Deferred tax assets                                      85,342
                                                  ---------------------
Net deferred tax assets                              $   45,613
                                                  =====================

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                        DECEMBER 31,
                                                            1996
                                                      ---------------
Tax provision at statutory rate                           $ 42,531
State income tax less applicable federal tax benefit         4,033
Graduated tax rates                                         (3,756)
Other, net                                                     423
                                                       ---------------
                                                           $43,231
                                                       ===============

8. RELATED PARTY TRANSACTIONS

The Company leases its office facility from its two primary stockholders. Rental payments of $36,000 related to this lease were made in the year December 31, 1996.

The Company has various receivables from owners at December 31, 1996 totaling $31,596.

                          S&W Air Conditioning, Inc.

9. MAJOR CUSTOMER

Contract income from one customer accounted for approximately 15% of total revenue for the year ended December 31, 1996. The Company is one of only three approved contractors in the state of Texas with whom WalMart contracts for both new installations at WalMart stores under construction and in retrofit work in existing stores to repair, replace and upgrade plumbing, heating and air conditioning systems.

10. SUBSEQUENT EVENT

Subsequent to year end, the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         Report of Independent Auditors


The Stockholders
J.M. Jenks Incorporated dba J.M. Mechanical Systems

We have audited the accompanying balance sheet of J.M. Jenks Incorporated dba J.M. Mechanical Systems as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J.M. Jenks Incorporated dba J.M. Mechanical Systems at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                /S/ ERNST & YOUNG LLP


August 1, 1997
Nashville, Tennessee

               J.M. Jenks Incorporated dba J.M. Mechanical Systems

                                 Balance Sheets



                                                                     DECEMBER 31,           JUNE 30,
                                                                         1996                 1997
                                                                 ------------------------------------------
                                                                                          (Unaudited)
ASSETS
Current assets:
   Cash                                                               $       755          $       969
   Receivables:
     Trade, net of allowance for doubtful accounts
       of $9,400 at December 31, 1996
       and June 30, 1997                                                  666,030              895,144
     Related party                                                         13,975                    -
                                                                                                38,198
                                                                 ------------------------------------------
                                                                          680,005              933,342

Inventories                                                                86,277              178,255
Costs and estimated earnings in excess of billings                        143,790                    -
Other assets                                                                1,500               26,514
                                                                 ------------------------------------------
Total current assets                                                      912,327            1,139,080

Property, buildings and equipment:
    Land                                                                   30,000                    -
    Buildings                                                             280,539              112,642
    Furniture and fixtures                                                148,318              186,401
    Machinery and equipment                                               305,026              330,515
    Vehicles                                                              270,422              319,797
                                                                 ------------------------------------------
                                                                        1,034,305              949,355
    Less accumulated depreciation and amortization                       (318,954)            (326,171)
                                                                 ------------------------------------------
                                                                          715,351              623,184

                                                                 ------------------------------------------
Total assets                                                          $ 1,627,678          $ 1,762,264
                                                                 ==========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Trade accounts payable and accrued liabilities                     $   166,256          $   472,567
   Accrued compensation                                                    33,097               30,491
   Accrued taxes, other than income                                        23,971               49,772
   Accrued warranties                                                      33,617               33,617
   Line of credit                                                         300,000              170,000
   Current portion of obligations under capital leases                     24,627               10,220
   Current maturities of long-term debt                                    35,854               41,385
   Billings in excess of costs and estimated earnings                      73,152               41,844
                                                                 ------------------------------------------
Total current liabilities                                                 690,574              849,896

Long-term portion of obligations under capital leases, less
   current portion                                                          1,068                    -
Long-term debt, less current portion                                      218,188               86,695

Commitments and contingencies (Note 5)

Stockholders' equity:
   Common stock, no par value, 50,000 shares authorized, 10,000
     shares issued and outstanding                                          1,000                1,000
   Additional paid-in capital                                              17,621               17,621
   Retained earnings                                                      699,227              807,052
                                                                 ------------------------------------------
Total stockholders' equity                                                717,848              825,673



                                                                 ==========================================
Total liabilities and stockholders' equity                            $ 1,627,678          $ 1,762,264
                                                                 ==========================================




See accompanying notes.

               J.M. Jenks Incorporated dba J.M. Mechanical Systems

                              Statements of Income



                                                                       YEAR ENDED           SIX MONTHS
                                                                      DECEMBER 31,         ENDED JUNE 30
                                                                          1996                 1997
                                                                 ------------------------------------------
                                                                                          (Unaudited)

Net revenues                                                        $   4,100,593        $   2,436,895

Cost of goods sold                                                      2,957,134            1,741,451
                                                                 ------------------------------------------

Gross margin                                                            1,143,459              695,444
Selling, general and administrative expenses                              694,317              477,466
Bad debt expense                                                            9,400                    -
                                                                 ------------------------------------------
Income from operations                                                    439,742              217,978
Other income (expense):
   Interest expense                                                       (36,232)             (14,102)
   Interest income                                                          1,653                  827
   Other expenses                                                          (4,692)                (265)
                                                                 ------------------------------------------

Net income                                                          $     400,471        $     204,438
                                                                 ==========================================


See accompanying notes.

               J.M. Jenks Incorporated dba J.M. Mechanical Systems

                       Statements of Stockholders' Equity



                                              COMMON STOCK
                                               NO PAR VALUE            ADDITIONAL
                                        -------------------------       PAID-IN        RETAINED
                                          SHARES         AMOUNT          CAPITAL        EARNINGS          TOTAL
                                        -------------------------------------------------------------------------
Balance at
  January 1, 1996                         10,000         $1,000         $17,621         $ 399,158     $ 417,779
    Cash distributions                                       --              --          (100,402)     (100,402)
    Net income                                               --              --           400,471       400,471
                                        -------------------------------------------------------------------------

Balance at
  December 31, 1996                       10,000          1,000          17,621           699,227       717,848
     Property distributions
       (unaudited)                                           --              --           (70,760)      (70,760)
     Cash distributions
       (unaudited)                                           --              --           (25,853)      (25,853)
     Net income
       (unaudited)                                           --              --           204,438       204,438
                                        -------------------------------------------------------------------------

Balance at June 30, 1997
  (unaudited)                             10,000         $1,000         $17,621         $ 807,052     $ 825,673
                                        =========================================================================




See accompanying notes.

               J.M. Jenks Incorporated dba J.M. Mechanical Systems

                            Statements of Cash Flows


                                                                YEAR ENDED         SIX MONTHS
                                                               DECEMBER 31,      ENDED JUNE 30,
                                                                  1996               1997
                                                             ------------------------------------
                                                                                   (Unaudited)
OPERATING ACTIVITIES
Net income                                                    $ 400,471            $ 204,438
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                91,587               49,746
    Provision for loss on accounts receivable                     9,400                   --
    Changes in assets and liabilities:
      Receivables                                                81,394             (253,337)
      Inventories                                               (13,965)             (91,978)
      Other current assets                                       (1,176)             (25,014)
      Trade acounts payable and accrued liabilities            (421,304)             306,311
      Accrued compensation                                       33,097               (2,606)
      Accrued taxes, other than income                           12,794               25,801
       Costs and estimated earnings in excess of
         billings and billings in excess of costs and
         estimated earnings                                     (23,653)             112,482
                                                              ------------------------------

Net cash flow provided by operating activities                  168,645              325,843

INVESTING ACTIVITIES
Purchase of property, buildings and equipment                  (219,007)             (28,339)
                                                              ------------------------------

Net cash used in investing activities                          (219,007)             (28,339)

FINANCING ACTIVITIES
Distributions to stockholders                                  (100,402)             (25,853)
Proceeds from debt                                              277,346               11,700
Payments on debt and capital leases                            (126,112)            (283,137)
                                                              ------------------------------

Net cash provided by (used in) financing activities              50,832             (297,290)

Increase in cash                                                    470                  214
Cash and at beginning of period                                     285                  755
                                                              ------------------------------
Cash and at end of period                                     $     755            $     969
                                                              ==============================


SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                 $  36,232            $  14,102
                                                              ==============================


See accompanying notes.

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

                          Notes to Financial Statements

                                December 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

J.M. Jenks Incorporated dba J.M. Mechanical Systems (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Northern Utah area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1997 and the related statements of income, stockholders' equity, and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF INCOME (CONTINUED)

of the Company's residential heating and air conditioning installation, service and maintenance are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six to 18 months.

Trade accounts receivable includes billings and billed retainage on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersions across many different industries and geographies.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounts Receivable and Accounts Payable

The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                  YEARS
                                                             ----------------

Buildings                                                           40
Furniture and fixtures                                               7
Machinery and equipment                                             10
Vehicles                                                             5

ACCRUED COMPENSATION

Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees.

WARRANTIES

The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

INCOME TAXES

The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include their respective share of the Company's income in their individual income for federal income tax purposes. Accordingly, the Company is not subject to federal income taxes.

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1996, amounts charged to bad debt expense was $9,400.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1996, the Company expensed approximately $48,000.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                                DECEMBER 31, 1996
                                                                                -------------------
Contracts on the percentage-of-completion method:
   Expenditures on uncompleted contracts                                          $      913,824
   Estimated earnings                                                                    202,356
                                                                                -------------------

                                                                                       1,116,180
Less applicable billings                                                               1,045,542
                                                                                -------------------

                                                                                  $       70,638
                                                                                ===================

Included in the accompanying balance sheet under the following captions:
     Costs and estimated earnings in excess of
       billings on uncompleted contracts                                          $      143,790
     Billings in excess of costs and estimated earnings
       on uncompleted contracts                                                           73,152
                                                                                -------------------

                                                                                  $       70,638
                                                                                ===================


Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. DEBT

Debt consists of:

                                                                                 DECEMBER 31, 1996
                                                                                --------------------
Line of credit                                                                         $300,000
Mortgage note payable                                                                   123,044
Installment and equipment notes                                                         130,998
                                                                                --------------------
                                                                                        554,042

Less current portion                                                                    335,854
                                                                                --------------------
                                                                                       $218,188
                                                                                ====================



             J.M. Jenks Incorporated dba J.M. Mechanical Systems

3. DEBT (CONTINUED)

The Company has a line of credit with a financial institution with a total borrowing limit of $300,000. The line of credit bears interest at a fixed rate of prime plus 1.5% (9.75% at December 31, 1996).

The Company has a mortgage note payable which is secured by the related office building and land. This loan requires monthly principal and interest payments of approximately $1,400. The loan bears interest at 8.5% through May 2008.

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 8.125% to 10.5% per annum. These loans require monthly payments ranging from approximately $300 to $600 and are due through 2001.

As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:


1997                                                          $335,854
1998                                                            40,682
1999                                                            42,782
2000                                                            31,790
2001                                                            18,854
Thereafter                                                      84,080
                                                       --------------------
                                                              $554,042
                                                       ====================

4. LEASES

The Company leases certain machinery and equipment under terms of capital lease agreements which expire at various dates through January 1998. Minimum rental commitments at December 31, 1996 under capital and operating leases having an initial noncancelable term of one year or more, are as follows:


                                                              CAPITAL
                                                              LEASES
                                                       --------------------
1997                                                          $30,699
1998                                                            1,596
                                                       --------------------
                                                               32,295
Amounts representing interest                                   6,600
                                                       --------------------
Present value of net minimum rentals
    (including $24,627 classified as current)                 $25,695
                                                       ====================

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

4. LEASES (CONTINUED)

The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                      DECEMBER 31, 1996
                                                      --------------------

Machinery and equipment                               $   133,443
Less accumulated amortization                             (68,189)
                                                      --------------------
Net equipment under capital leases                    $    65,254
                                                      ====================

Amortization of the assets under capital leases is included in depreciation expense.

5. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is subject to legal proceedings arising from the normal conduct of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

6. INCOME TAXES

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the proposed combination discussed in Note 8, the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of approximately $65,000 for 1996. Had the Company filed federal and state income tax returns as a regular C corporation for 1996, income tax expense under the provisions of SFAS No. 109 would have been approximately $14,000.

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

PRO FORMA INCOME TAX INFORMATION (UNAUDITED) (CONTINUED)

At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at June 30, 1997, the deferred tax liability would have been approximately $146,000.

7. RELATED PARTY TRANSACTIONS

The two major stockholders of the Company jointly own Jenks Properties, which develops and manages a community of townhouses. During 1996, the Company installed and serviced heating and air conditioning equipment on property owned by Jenks Properties. The related party receivable from Jenks Properties of $13,975 is included in the accompanying financial statements at December 31, 1996 as a receivable from related party. Total revenue during 1996 from Jenks Properties was approximately $13,975 and has been included in net revenues in the Statement of Income for the year ended December 31, 1996.

8. SUBSEQUENT EVENTS

COMBINATION AGREEMENT

Subsequent to year end, the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

EMPLOYEE BENEFIT PLANS

Beginning on June 1, 1997, the Company began sponsoring a 401(K) plan for substantially all employees of the Company. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 25% of total contributions by a plan member, to a maximum of 4% of the employee's total calendar year compensation.

             J.M. Jenks Incorporated dba J.M. Mechanical Systems

8.      SUBSEQUENT EVENTS (CONTINUED)

EMPLOYEE BENEFIT PLANS (CONTINUED)

On July 1, 1997, the stockholders approved an internal stock purchase plan for key employees authorized by the Company's stockholders. On July 3, 1997, 990 shares of the Company's common stock were issued to key employees in accordance with this agreement. The stock was issued at a fair value of $120 per share based on a stock valuation. This agreement states that no more than 15% of the total shares outstanding may be sold by stockholders or issued under the plan during any one calendar year.

DISTRIBUTION TO STOCKHOLDERS

Subsequent to December 31, 1996, the Company distributed a building and equipment with a net book value of $163,804 and the associated debt totaling $123,044.

                         Report of Independent Auditors


The Stockholders
Berkshire Air Conditioning Company

We have audited the accompanying balance sheet of Berkshire Air Conditioning Company as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Berkshire Air Conditioning Company at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/ Ernst & Young LLP

Nashville, Tennessee
August 7, 1997

                       Berkshire Air Conditioning Company

                                 Balance Sheets



                                                                       DECEMBER 31,          JUNE 30,
                                                                           1996                1997
                                                                 ------------------------------------------
                                                                                          (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                        $     159,289        $     136,391
    Trade receivables, net of allowance for doubtful
       accounts of $160,778 and $227,036 at
       December 31, 1996 and June 30, 1997                                 598,144              651,167
    Inventories                                                            122,985              155,677
    Costs and estimated earnings in excess of billings                      23,376               16,609
    Prepaid expenses and other current assets                               15,048                1,405
                                                                 ------------------------------------------
Total current assets                                                       918,842              961,249

Property, buildings and equipment:
    Furniture and fixtures                                                 139,475              148,132
    Machinery and equipment                                                193,580              203,592
    Vehicles                                                               294,421              314,671
    Buildings and improvements                                             568,188              568,188
                                                                 ------------------------------------------
                                                                         1,195,664            1,234,583
    Less accumulated depreciation and amortization                        (546,005)            (589,446)
                                                                 ------------------------------------------
                                                                           649,659              645,137
Deferred income taxess                                                      49,641               78,549
                                                                 ------------------------------------------
Total assets                                                         $   1,618,142        $   1,684,935
                                                                 ==========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable and accrued liabilities                   $      97,859        $     106,366
    Accrued compensation                                                    18,259               13,143
    Accrued warranties                                                      24,727               24,727
    Deferred revenue                                                        18,000               18,000
    Billings in excess of costs and estimated earnings                      50,362               83,195
    Income taxes payable                                                     4,546                4,546
    Deferred income taxes                                                  290,285              332,785
    Current portion related party note payable
       and capital lease obligation                                         75,829               77,773
    Current portion of long-term debt                                       32,936               32,129
                                                                 ------------------------------------------
Total current liabilities                                                  612,803              692,664

Related party note payable and capital lease obligation
    net of current portion                                                 583,262              543,877
Long-term debt, net of current portion                                      60,383               58,904

Stockholders' equity:
    Common class A voting stock, no par value,
       1,000 shares authorized, 1,000 shares issued
       and outstanding                                                         500                  500
    Common class B non-voting stock, no par value,
       1,000 shares authorized, 1,000 shares issued
       and outstanding                                                         500                  500
    Retained earnings                                                      360,694              388,490
                                                                 ------------------------------------------
Total stockholders' equity                                                 361,694              389,490
                                                                 ------------------------------------------
Total liabilities and stockholders' equity                           $   1,618,142        $   1,684,935
                                                                 ==========================================


See accompanying notes.

                       Berkshire Air Conditioning Company

                              Statements of Income


                                                YEAR ENDED        SIX MONTHS
                                               DECEMBER 31,     ENDED JUNE 30,
                                                   1996              1997
                                               --------------------------------
                                                                 (Unaudited)

Net revenues                                   $ 3,301,707       $ 1,520,559

Cost of goods sold                               2,402,850         1,153,910
                                               -----------------------------
Gross margin                                       898,857           366,649
Selling, general and administrative expenses       555,761           219,279
Bad debt expense                                    94,224            75,678
                                               -----------------------------
Income from operations                             248,272            71,692
Other income (expense):
    Interest expense                               (63,587)          (34,321)
    Other income                                     4,624             4,017
                                               -----------------------------
                                                   (58,963)          (30,304)
                                               -----------------------------
Income before taxes                                189,909            41,388

Provision for income tax:
    Current                                          4,546                --
    Deferred                                        58,794            13,592
                                               -----------------------------
Total income taxes                                  63,340            13,592
                                               -----------------------------
Net income                                     $   126,569       $    27,796
                                               =============================



See accompanying notes

                       Berkshire Air Conditioning Company

                        Statement of Stockholders' Equity




                                     COMMON STOCK         COMMON CLASS A VOTING   COMMON CLASS B NON-VOTING
                                     NO PAR VALUE          STOCK, NO PAR VALUE        STOCK, NO PAR VALUE
                                   ------------------------------------------------------------------------    RETAINED
                                   SHARES    AMOUNT        SHARES       AMOUNT         SHARES    AMOUNT        EARNINGS     TOTAL
                                   ------------------------------------------------------------------------------------------------
Balance at January 1, 1996          20       $ 1,000           --       $   --             --    $     --      $234,125    $235,125
  Exchange common stock            (20)       (1,000)       1,000          500          1,000         500            --          --
  Net income                        --            --           --           --             --          --       126,569     126,569
                                   ------------------------------------------------------------------------------------------------
Balance at December 31, 1996        --            --        1,000          500          1,000         500       360,694     361,694
  Net income (unaudited)            --            --           --           --             --          --        27,796      27,796
                                   ------------------------------------------------------------------------------------------------
Balance at June 30, 1997
(unaudited)                         --       $    --        1,000       $  500          1,000    $    500      $388,490     389,490
                                   ================================================================================================


See accompanying notes.

                       Berkshire Air Conditioning Company

                            Statements of Cash Flows


                                                                           YEAR ENDED      SIX MONTHS ENDED
                                                                       DECEMBER 31, 1996    JUNE 30, 1997
                                                                       --------------------------------------
                                                                                             (Unaudited)
OPERATING ACTIVITIES
Net income                                                               $ 126,569              $  27,796
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                                          65,413                 43,441
     Provision for deferred income taxes                                    58,794                 13,592
     Provision for loss on accounts receivable                              94,224                 75,678
     Gain on asset disposals                                                 2,246                      -
     Changes in assets and liabilities:
       Accounts Receivable                                                 (13,052)              (128,701)
       Inventories                                                          (4,726)               (32,692)
       Prepaid expenses and other current assets                            (6,674)                13,643
       Trade accounts payable and accrued liabilities                      (20,825)                 8,507
       Accrued compensation                                                  9,419                  5,116
       Accrued warranties                                                    3,135                      -
       Deferred revenue                                                      3,000                      -
       Income taxes payable                                                  4,546                      -
       Costs and estimated earnings in excess of billings and
         billings in excess of costs and estimated earnings               (135,217)                39,600
                                                                       --------------------------------------
Net cash flow provided by operating activities                             186,852                 55,748

INVESTING ACTIVITIES
Purchase of property and equipment                                        (130,610)               (38,919)
Proceeds from sale of property and equipment                                 2,696                      -
                                                                      --------------------------------------
Net cash used in investing activities                                     (127,914)               (38,919)

FINANCING ACTIVITIES
Proceeds from related party note payable                                   163,763                      -
Payments on related party note payable and capital lease obligation        (65,359)               (37,441)
Proceeds from long-term debt                                                93,924                      -
Payments on long-term debt                                                (185,493)                (2,286)
                                                                      --------------------------------------
Net cash provided by (used in) financing activities                          6,835                (22,086)

Increase (decrease) in cash and cash equivalents                            65,773                (22,898)
Cash and cash equivalents at beginning of period                            93,516                159,289
                                                                       --------------------------------------
Cash and cash equivalents at end of period                               $ 159,289              $ 136,391
                                                                       ======================================
SUPPLEMENTAL CASH FLOW INFORMATION
Interest Paid                                                            $  16,255              $   7,118
                                                                       ======================================
Income taxes paid                                                        $       -              $       -
                                                                       ======================================
Purchase of building through capital lease                               $ 560,687              $       -
                                                                       ======================================

See accompanying notes.

                       Berkshire Air Conditioning Company

                          Notes to Financial Statements

                                December 31, 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Berkshire Air Conditioning Company (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the metropolitan Springfield, Massachusetts area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1997 and the related statements of income, stockholders' equity and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's residential heating and air conditioning installation, service and maintenance are recognized upon completion of the services, which is usually within one to two days.

Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six to 18 months.

                      Berkshire Air Conditioning Company

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF INCOME (CONTINUED)

At December 31, 1996, the Company had a long-term contract outstanding with a single customer with a total contract price of $609,365. As of December 31, 1996, total costs incurred on this single contract were approximately 3% of the total estimated costs for this contract and billings to date were approximately 5% of the total contract price.

Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $19,850 at December 31, 1996. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Except as discussed in Note 5, concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersions across many different industries and geographies.

The asset, "cost and estimated earnings in excess of billings," represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

Accounts Receivable and Accounts Payable

The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                      Berkshire Air Conditioning Company

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDING AND EQUIPMENT

Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                YEARS
                                                         --------------------

Furniture and fixtures                                             7
Machinery and equipment                                            7
Vehicles                                                           5
Building and improvements                                         10

ACCRUED COMPENSATION

Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees.

WARRANTIES

The Company provides its residential customers with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company also offers five and ten year warranties on residential parts. The Company provides the commercial customer with a one year warranty on parts and labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

                       Berkshire Air Conditioning Company

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1996, amounts charged to bad debt expense totaled $94,224.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1996, the Company expensed $7,602.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

                       Berkshire Air Conditioning Company

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                              DECEMBER 31, 1996
                                                              -----------------
Contracts on the percentage-of-completion method:
    Expenditures on uncompleted contacts                       $     337,789
    Estimated earnings                                               122,349
                                                               --------------
                                                                     460,138
Less applicable billings                                            (487,124)
                                                               --------------
                                                               $     (26,986)
                                                               ==============

Included in the accompanying balance sheet under
  the following captions:
     Costs and estimated earnings in excess of
       billings on uncompleted contracts                       $      23,376
     Billings in excess of costs and estimated earnings
       on uncompleted contracts                                      (50,362)
                                                               --------------
                                                               $     (26,986)
                                                               ==============


Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. DEBT

Debt consists of:




                                                              DECEMBER 31, 1996
                                                              -----------------
Officer loan                                                   $   130,696
Installment and equipment notes                                     93,319
                                                              -----------------
                                                                   224,015
Less current portion                                                72,536
                                                              -----------------
                                                               $   151,479
                                                              =================



                       Berkshire Air Conditioning Company

3. DEBT (CONTINUED)

The Company has an outstanding note payable to an officer of the Company with $130,696 outstanding at December 31, 1996. The note payable requires monthly principal payments of $3,633 plus interest at 6% per year through February 2000.

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 8.99% to 11.99%. These loans require monthly payments ranging from $356 to $1,333 and are due through August 2000.

As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1997                                                       $    72,536
1998                                                            76,536
1999                                                            65,114
2000                                                             9,829
                                                       --------------------
                                                           $   224,015
                                                       ====================

The Company has an outstanding commercial guaranty on a loan from a bank to an officer of the Company. At December 31, 1996, $406,933 was outstanding on the loan which is secured by the building leased to the Company. The loan matures in April 2001. The commercial guaranty requires the Company to maintain a minimum cash flow to debt service payments ratio. The Company was in compliance with the ratio at December 31, 1996.

                       Berkshire Air Conditioning Company

4. LEASES

Total rental expense for all operating leases was $35,281 for 1996. The Company leases office and warehouse space from a stockholder of the Company under a noncancelable capital lease which expires in February 2006. Total payments under this lease were $75,000 in 1996. The Company leases certain equipment under terms of noncancelable operating lease agreements which expire at various dates through November 1999. Minimum rental commitments at December 31, 1996 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                          RELATED PARTY
                                                          CAPITAL LEASE     OPERATING LEASES
                                                       -------------------- ----------------
1997                                                       $    90,000            $    7,406
1998                                                            90,000                 3,539
1999                                                            90,000                 3,244
2000                                                            90,000                     -
2001                                                            90,000                     -
Thereafter                                                     375,000                     -
                                                       --------------------  ---------------
                                                               825,000            $   14,189
                                                                             ===============
Amounts representing interest                                 (296,605)
                                                       --------------------
Present value of net minimum rentals
   (including $36,229 classified as current)               $   528,395
                                                       ====================

The carrying value of assets under the capital lease, which is included with owned assets in the accompanying balance sheets, is $513,963 at December 31, 1996. Amortization of the assets under the capital lease is included in depreciation expense.

5. MAJOR CUSTOMERS

Approximately 12% of the Company's 1996 net revenue and approximately 44% of the accounts receivable at December 31, 1996 was from one major customer.

                       Berkshire Air Conditioning Company

6. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. AMENDMENT OF CERTIFICATE OF INCORPORATION

In January 1996, the Company amended its Certificate of Incorporation to authorize 1,000 shares each of no par value Class A voting common stock and Class B non-voting common stock. The stockholders exchanged all of the then outstanding common stock for 1,000 shares of each class.

8. INCOME TAXES

Income tax expense consists of the following at December 31, 1996:


                                                       DECEMBER 31, 1996
                                                      --------------------
Current:
    Federal                                                $       -
    State                                                      4,546
Deferred                                                      58,794
                                                      ====================
                                                           $  63,340
                                                      ====================



Significant components of the deferred tax assets and liabilities as of December 31, 1996, are as follows:


Deferred tax liabilities:
    Deferred revenue                                                                       $   347,640

Deferred tax assets:
    Net operating loss carryforwards                                                            30,764
    Compensation and other reserves                                                             57,355
    Depreciation and amortization                                                               18,877
                                                                                      ---------------------
Total gross deferred tax assets                                                                106,996
Valuation allowance                                                                                  -
                                                                                      ---------------------
Deferred tax assets                                                                            106,996
                                                                                      =====================
Net deferred tax liabilities                                                               $   240,644
                                                                                      =====================


The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                                        DECEMBER 31, 1996
                                                                                       --------------------
Tax provision at statutory rate                                                             $  64,569
State income tax less applicable federal tax benefit                                           12,361
Effect of graduated tax rates                                                                 (17,025)
Other, net                                                                                      3,485
                                                                                       ====================
                                                                                            $  63,340
                                                                                       ====================

9. SUBSEQUENT EVENT

Subsequent to year end, the Company signed a Letter of Intent with Service Experts, Inc. to sell all of the Company's stock. In accordance with the proposed Combination Agreement, the Company would become a wholly-owned subsidiary of Service Experts, Inc.

                       Report of Independent Auditors


The Stockholders
Holmes Sales & Service, Inc.

We have audited the accompanying balance sheet of Holmes Sales & Service, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining statements, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Holmes Sales & Service, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



Nashville, Tennessee
August 15,1997

                         Holmes Sales & Service, Inc.


                                Balance Sheets


                                                              DECEMBER 31,        JUNE 30,
                                                                 1996               1997
                                                              -----------------------------
                                                                                (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                   $ 42,063            $ 78,009
  Receivables:
    Trade, net of allowance for doubtful accounts
      of $10,206 and $9,466 at December 31,
      1996 and June 30, 1997                                   186,805             197,813
    Employee                                                    13,547               6,440
    Related Party                                                4,917               3,734
    Other receivables                                            3,851               2,188
                                                              ----------------------------
                                                               209,120             210,175

Inventories                                                    145,817             172,132
Income tax receivable                                           12,558              12,558
Prepaid expenses and other current assets                        6,483               1,320
Deferred income taxes                                           15,045              10,080
                                                              ----------------------------
Total current assets                                           431,086             484,274

Property and equipment:
  Leasehold improvements                                        39,914              39,914
  Furniture and fixtures                                           908                 908
  Machinery and equipment                                      277,372             314,029
  Vehicles                                                     180,176             214,371
                                                              ----------------------------
                                                               498,370             569,222
  Less accumulated depreciation and amortization               304,188             335,063
                                                              ----------------------------
                                                               194,182             234,159
Other non current assets                                        10,531              11,732
Intangibles net of accumulated amortization of
  $21,429 and $31,268 December 31, 1996 and
  June 30, 1997                                                 76,786              91,014
                                                              ----------------------------
Total assets                                                  $712,585            $821,179
                                                              ============================



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities              $148,259            $116,405
  Accrued compensation                                          71,085              90,039
  Accrued taxes, other than income                              14,423              16,001
  Accrued warranties                                            14,936              14,528
  Deferred revenue                                              32,476              27,746
  Current portion of long-term debt and capital
    lease obligations                                           24,252              59,764
  Current portion of long-term debt-related party               36,002              36,002
                                                              ----------------------------
Total current liabilities                                      341,433             360,485

Long-term debt and capital lease obligations, net of
  current portion                                              106,326             207,843

Long-term debt-related party, net of current portion           110,089              98,007

Deferred income taxes                                            9,844               6,341

Stockholders' equity:
  Common stock, no par value, 500 share authorized,
    100 shares issued and outstanding                           10,000              10,000
  Retained earnings                                            134,893             138,503
                                                              ----------------------------
Total stockholders' equity                                     144,893             148,503
                                                              ----------------------------
Total liabilities and stockholders' equity                    $712,585            $821,179
                                                              ============================

See accompanying notes.

                         Holmes Sales & Service, Inc.

                           Statements of Operations

                                                YEAR ENDED              SIX MONTHS
                                                DECEMBER 31,           ENDED JUNE 30,
                                                   1996                    1997
                                                ------------------------------------
                                                                        (Unaudited)
Net revenues                                    $3,088,460              $1,523,220
Cost of goods sold                               2,209,598               1,108,115
                                                ----------------------------------
Gross margin                                       878,862                 415,105
Selling, general and administrative expenses       862,627                 397,565
Bad debt expense                                     4,618                     626
                                                ----------------------------------
Income from operations                              11,617                  16,914
Other income (expense):
  Interest expense                                 (32,829)                (16,142)
  Interest income                                    3,692                   1,460
  Other income                                       9,841                   2,840
                                                ----------------------------------
                                                   (19,296)                (11,842)
                                                ----------------------------------
Income (loss) before taxes                          (7,679)                  5,072

Benefit (provision) for income tax:
  Current                                            2,918                       -
  Deferred                                          (3,848)                  1,462
                                                ----------------------------------
Total income taxes                                    (930)                  1,462
                                                ----------------------------------
Net income (loss)                               $   (6,749)             $    3,610
                                                ==================================

See accompanying notes.

                         Holmes Sales & Service, Inc.

                      Statements of Stockholders' Equity


                                                COMMON STOCK
                                                NO PAR VALUE
                                                ------------            RETAINED
                                           SHARES           AMOUNT      EARNINGS        TOTAL
                                           ---------------------------------------------------
Balance at January 1, 1996                   100            $10,000     $141,642      $151,642
    Net loss                                                              (6,749)       (6,749)
                                           ---------------------------------------------------
Balance at December 31, 1996                 100             10,000      134,893       144,893
    Net income (Unaudited)                                                 3,610         3,610
                                           ---------------------------------------------------
Balance at June 30, 1997
    (unaudited)                              100            $10,000     $138,503      $148,503
                                           ===================================================

See accompanying notes.

                         Holmes Sales & Service, Inc.

                           Statements of Cash Flows

                                                                                YEAR ENDED              SIX MONTHS
                                                                                DECEMBER 31,           ENDED JUNE 30,
                                                                                   1996                    1997
                                                                                ------------------------------------
                                                                                                        (Unaudited)
OPERATING ACTIVITIES
Net (loss) income                                                               $    (6,749)             $     3,610
Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
      Depreciation and amortization                                                  83,716                   46,510
      (Benefit) Provision for deferred income taxes                                  (3,848)                   1,462
      Provision for loss on accounts receivable                                       4,618                      626
      Gain on asset disposals                                                         4,965                    7,534
      Changes in assets and liabilities:
        Accounts receivable                                                           23,803                  (1,681)
        Inventories                                                                   (3,628)                (11,364)
        Income tax receivable                                                         (3,847)                      -
        Prepaid expenses and other assets                                             (8,583)                  3,962
        Trade accounts payable and accrued liabilities                                 2,982                 (31,854)
        Accrued compensation                                                          15,021                  18,954
        Accrued taxes, other than income                                                (136)                  1,578
        Deferred revenue                                                               1,635                  (4,730)
        Accrued warranty                                                                  74                    (408)
                                                                                ------------------------------------
Net cash flow provided by operating activities                                       110,023                  34,199

INVESTING ACTIVITIES
Purchase of property and equipment                                                   (45,417)                (47,859)
Purchase of acquired company                                                               -                 (12,500)
Proceeds from sale of property and equipment                                           2,231                       -
                                                                                ------------------------------------
Net cash used in investing activities                                                (43,186)                (60,359)

FINANCING ACTIVITIES
Proceeds from long-term debt                                                         174,279                  90,130
Payments on long-term debt and capital lease obligations                            (248,158)                (28,024)
                                                                                ------------------------------------
Net cash provided by (used in) financing activities                                  (73,879)                 62,106

(Decrease) increase in cash and cash equivalents                                      (7,042)                 35,946
Cash and cash equivalents at beginning of period                                      49,105                  42,063
                                                                                ------------------------------------
Cash and cash equivalents at end of period                                      $     42,063             $    78,009
                                                                                ====================================
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                                   $     32,829             $    16,142
                                                                                ====================================
Purchase of equipment through capital lease obligation                          $          -             $    22,841
                                                                                ====================================
Income taxes paid                                                               $     13,802             $         -
                                                                                ====================================
ACQUISITION OF COMPANY
Fair value of assets acquired                                                   $          -             $    52,500
Cash paid                                                                       $          -             $   (12,500)
                                                                                ------------------------------------
Liabilities assumed                                                             $          -             $    40,000
                                                                                ====================================

See accompanying notes.

                         Holmes Sales & Service, Inc.

                        Notes to Financial Statements

                              December 31, 1996


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Holmes Sales & Service, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air condition and heating systems for commercial and residential customers in the metropolitan Davenport, Iowa area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balances sheet as of June 30, 1997 and the related statements of operations, stockholders' equity and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

Revenues on all of the Company's residential heating and air conditioning installation, service and maintenance are recognized upon completion of the services, which is usually within one to two days.

Rental income on leased equipment and maintenance contracts are recognized as earned over the life of the such contracts.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersions across many different industries and geographies.

                         Holmes Sales & Service, Inc.

                              December 31, 1996


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.


Accounts Receivable and Accounts Payable

The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original mauturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:


                                              YEARS
                                             --------
        Leasehold improvements                 5 - 7
        Furniture and fixtures                   7
        Computers                                5
        Machinery and equipment                  5
        Vehicles                               5 - 7
                                             --------

                         Holmes Sales & Service, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLES

Intangibles consist of a covenant not-to-compete that is being amortized on a straight-line basis over seven years.

ACCRUED COMPENSATION

Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees as of year end.

WARRANTIES

The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

EXTENDED SERVICE AGREEMENTS

The Company provides the customer with one to five year extended service agreements. The Company recognizes the revenue associted with these contracts over the period of the agreement.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the

                         Holmes Sales & Service, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1996, amounts charged to bad debt expense totaled $8,691 and recoveries of accounts previously written off were $4,073.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1996, the Company expensed $62,683.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

                         Holmes Sales & Service, Inc.

2.  DEBT

Debt consists of:


                                                     DECEMBER 31,
                                                         1996
                                                     ------------
     Installment and equipment notes                   $ 30,807
     Term note with the bank                             99,771
     Promissory notes with a related party              146,091
                                                       --------
                                                        276,669
     Less current portion                                60,254
                                                       --------
                                                       $216,415
                                                       ========



The Company has a unused line of credit with a financial institution with a total borrowing limit of $50,000. The line of credit bears interest at a variable rate of prime plus 1% (9.25% at December 31, 1996).

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various variable rates ranging from 8.75% to 9.25% at December 31, 1996. These loans require monthly payments ranging from $265 to $455 and are due through July 1, 2001.

The Company has a term note with the bank which is secured by substantially all the assets of the Company. The loan bears interest at a fixed rate of 9.25%. This loan requires monthly payments of $2,919 that are due through December 6, 1999.

The Company has various promissory notes with Edward Holmes, a related party. These loans bear interest at various rates ranging from 8% to 10% at December 31, 1996. These loans require monthly payments ranging from $1,269 to $2,692 and are due through June 2003.

                         Holmes Sales & Service, Inc.

2. DEBT (CONTINUED)

As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                1997                    $ 60,254
                1998                      75,909
                1999                      61,515
                2000                      42,239
                2001                      15,294
                Thereafter                21,458
                                     --------------
                                        $276,669
                                     ==============

3. LEASES

The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through October 1999. Total rental expense for operating leases for the year ended December 31, 1996 was $60,456. Minimum rental commitments at December 31, 1996 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                OPERATING
                                                 LEASES
                                            ----------------

        1997                                    $ 54,467
        1998                                      34,828
        1999                                      21,451
        Thereafter                                   ---
                                            ----------------
                                                $110,746
                                            ================

4. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 100% of total contributions by a plan member, to a maximum of 2% of the employee's total calendar year compensation. The Company's matching contributions totaled $16,706 for 1996.

                         Holmes Sales & Service, Inc.

5. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

The Company maintains general liability insurance coverage to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

6. INCOME TAXES

Income tax (benefit) consists of the following at December 31, 1996:


                                                        DECEMBER 31,
                                                            1996
                                                        ------------

Current:
  Federal                                                 $ 2,047
  State                                                       871
Deferred                                                   (3,848)
                                                        ------------
                                                          $  (930)
                                                        ============

Significant components of the deferred tax assets and liabilities as of December 31, 1996, are as follows:

Deferred tax liabilities:
  Depreciation                                             $9,844

Deferred tax assets:
  Deferred revenue                                          6,495
  Accounts receivable                                       2,051
  Warranty and other                                        6,499
                                                        ------------
Total gross deferred tax assets                            15,045
Valuation allowance                                            -
                                                        ------------
Net deferred tax assets                                    $5,201
                                                        ============

                         Holmes Sales & Service, Inc.

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                           DECEMBER 31,
                                                              1996
                                                          -------------
Tax provision at statutory rate                            $   (2,611)
State income tax less applicable federal tax benefit             (187)
Effect of graduated tax rates                                     863
Other, net                                                      1,005
                                                          --------------
                                                           $     (930)
                                                          ===============


7. RELATED PARTY TRANSACTIONS

The Company has an informal agreement with Management Services Group ("MSG"), a related party, whereby the Company pays MSG a fee for assisting with warranty claims. During 1996, the Company paid MSG $75,000.

8. SUBSEQUENT EVENTS

On May 30, 1997, the Company acquired Lester J. Smith d/b/a Smitty's Refrigeration Sales and Service, a heating and air conditioning service company. The purchase price was $12,500 cash plus the assumption of a note totaling $40,000. The purchase agreement also contains an earn out provision for an amount not greater than $20,000 contingent upon certain performance objectives. The results of operations for the period ended June 30, 1997 includes the results of the acquired company's operations from the date of acquisition.

Subsequent to year end, the Company incurred additional debt and capital lease obligations totaling $113,130 for certain equipment. The obligations bear interest at 8.5% to 1.5% over prime and require monthly payments ranging from $206 to $1,346 and are due through May 23, 2002.

Subsequent to year end, the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                          Report of Independent Auditors


The Stockholders
Mid Fla Heating and Air, Inc.

We have audited the accompanying balance sheet of Mid Fla Heating and Air, Inc. as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid Fla Heating and Air, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                /s/ Ernst & Young LLP


Nashville, Tennessee
July 11, 1997

                         Mid Fla Heating and Air, Inc.

                                 Balance Sheet


                                                                                   December 31,                 June 30,
                                                                                       1996                       1997
                                                                              ---------------------       ---------------------
                                                                                                               (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                                      $   42,994                  $  123,215
    Receivables:
      Trade, net of allowance for doubtful accounts of $14,335                         89,828                     232,409
        and $17,493 at December 31, 1996 and June 30, 1997
        Employee                                                                          433                       2,562
                                                                              ---------------------       ---------------------
                                                                                       90,261                     234,971

Inventories                                                                            86,769                      86,769
Deferred income taxes                                                                  25,136                      16,540
                                                                              ---------------------       ---------------------
Total current assets                                                                  245,160                     461,495

Property, buildings and equipment:
    Land                                                                               17,539                      17,539
    Buildings                                                                          71,880                      71,105
    Furniture and fixtures                                                             87,708                     103,170
    Machinery and equipment                                                            95,779                     113,098
    Vehicles                                                                          200,266                     200,266
                                                                              ---------------------       ---------------------
                                                                                      473,172                     505,178
    Less accumulated depreciation and amortization                                   (225,888)                   (247,910)
                                                                              ---------------------       ---------------------
                                                                                      247,284                     257,268
                                                                              ---------------------       ---------------------

Other assets:
  Customer list, net of accumulated amortization of $133                                3,867                       3,734
      and $266 at December 31, 1996 and June 30, 1997                         ---------------------       ---------------------
Total assets                                                                     $    496,311                $    722,497
                                                                              =====================       =====================


LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
    Line of credit                                                               $     53,998             $        63,998
    Trade accounts payable and accrued liabilities                                    156,398                     242,242
    Accrued compensation                                                               21,864                      26,756
    Accrued taxes, other than income                                                      847                       1,331
    Accrued warranties                                                                 20,715                      30,974
    Income taxes payable                                                                5,817                      29,033
    Deferred revenue                                                                   53,952                      73,778
    Current portion of long-term debt                                                  21,249                      19,871
                                                                              ---------------------       ---------------------
Total current liabilities                                                             334,840                     487,983

Long-term debt, net of current portion                                                139,793                     130,727
Deferred income taxes                                                                  23,471                      21,351

Stockholders' equity:
    Common stock, $1 par value, 500 shares authorized,
       issued and outstanding                                                             500                         500
    Additional paid-in-capital                                                            872                         872
    Retained earnings--deficit                                                         (3,165)                     81,064
                                                                              ---------------------       ---------------------
Total stockholders' equity                                                             (1,793)                     82,436



                                                                              ---------------------       ---------------------
Total liabilities and stockholders' equity                                          $ 496,311             $       722,497
                                                                              =====================       =====================


See accompanying notes.

                        Mid Fla Heating and Air, Inc.

                             Statements of Income



                                                                                Year Ended                  Six Months
                                                                               December 31,               ended June 30,
                                                                                  1996                         1997
                                                                           ---------------------       ---------------------
                                                                                                           (UNAUDITED)
Net revenues                                                                  $   2,923,707               $   1,782,096

Cost of goods sold                                                                2,049,592                   1,178,973
                                                                           ---------------------       ---------------------
Gross margin                                                                        874,115                     603,123
Selling, general and administrative expenses                                        845,141                     480,832
Bad debt expense                                                                      4,565                       4,396
                                                                           ---------------------       ---------------------
Income from operations 24,409 Other income (expense):                                24,409                     117,895
    Interest expense                                                                (16,748)                    (11,002)
    Interest income                                                                   2,048                          95
    Other income                                                                      2,340                       6,933
                                                                           ---------------------       ---------------------
                                                                                    (12,360)                     (3,974)
                                                                           ---------------------       ---------------------
Income before taxes                                                                  12,049                     113,921

Provision (benefit) for income tax:
    Current                                                                           4,868                      23,216
    Deferred                                                                         (3,080)                      6,476
                                                                           ---------------------       ---------------------
Total income taxes                                                                    1,788                      29,692
                                                                           ---------------------       ---------------------
Net income                                                                    $      10,261               $      84,229
                                                                           =====================       =====================



See accompanying notes.

                         Mid Fla Heating and Air, Inc.

                       Statement of Stockholders' Equity





                                           COMMON STOCK
                                           NO PAR VALUE          ADDITIONAL     RETAINED
                                    ----------------------------   PAID-IN     EARNINGS--
                                       SHARES        AMOUNT        CAPITAL       DEFICIT         TOTAL
                                    -----------------------------------------------------------------------
Balance at January 1, 1996               500          $500         $ 6,638      $(13,426)        $ (6,288)
  Distribution to stockholders             -             -          (5,766)            -           (5,766)
  Net income                               -             -               -        10,261           10,261
                                    -----------------------------------------------------------------------
Balance at December 31, 1996             500          $500             872        (3,165)          (1,793)

  Net income (unaudited)                   -             -               -        84,229           84,229
                                    -----------------------------------------------------------------------
Balance at June 30, 1997                 500          $500         $   872      $ 81,064         $ 82,436
  (unaudited)                       =======================================================================


See accompanying notes.

                         MID FLA HEATING AND AIR, INC.

                            Statements of Cash Flows



                                                                           YEAR ENDED      SIX MONTHS ENDED
                                                                       DECEMBER 31, 1996    JUNE 30, 1997
                                                                       -----------------   ----------------
                                                                                             (Unaudited)
OPERATING ACTIVITIES
Net income                                                              $   10,261              $  84,229
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                                          51,929                 22,155
     (Benefit) provision for deferred income taxes                          (3,080)                 6,476
     Provision for loss on accounts receivable                               4,565                  4,396
     Changes in assets and liabilities:
       Receivable                                                           57,677               (149,106)
       Inventories                                                         (34,469)                     -
       Prepaid expenses and current assets                                   8,428                      -
       Trade accounts payable an accrued liabilities                       (78,031)                85,845
       Accrued  compensation                                                 6,090                  4,892
       Accrued taxes other than income                                         400                    484
       Accrued warranties                                                    9,762                 10,259
       Deferred revenue                                                     11,893                 19,826
       Income taxes payable                                                  2,684                 23,215
                                                                       -----------------   ----------------
Net cash flow provided by operating activities                              48,109                112,671

INVESTING ACTIVITIES
Purchase of property, buildings and equipment                              (23,626)               (32,006)
Proceeds from sale of properties, building and equipment                    22,000                      -
Payment of cash for acquired company                                       (20,000)                     -
                                                                      ------------------   -----------------
Net cash used in investing activities                                      (21,626)               (32,006)

FINANCING ACTIVITIES
Proceeds from short-term debt                                                    -                 10,000
Payments on short-term debt                                                (13,789)                     -
Payments on long-term debt                                                 (21,921)               (10,444)
Distribution to stockholders                                                (5,766)                     -
                                                                      ------------------   -----------------
Net cash used in financing activities                                      (41,476)                  (444)

(Decrease) increase in cash and cash equivalents                           (14,993)                80,221
Cash and cash equivalents at beginning of period                            57,987                 42,994
                                                                       -----------------   ------------------
Cash and cash equivalents at end of period                                $ 42,994               $123,215
                                                                       =================   ==================

SUPPLEMENTAL CASH FLOW INFORMATION
Interest Paid                                                             $ 16,748               $ 11,002
                                                                       =================   ==================
Income tax paid                                                           $      -               $     -
                                                                       =================   ==================


See accompanying notes.

                        Mid Fla Heating and Air, Inc.

                        Notes to Financial Statements




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Mid Fla Heating and Air, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the metropolitan Gainesville, Florida area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1997 and the related statements of income, stockholders' equity and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

Revenues on all of the Company's residential heating and air conditioning installation, service and maintenance are recognized upon completion of the services, which is usually within one to two days.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash approximate fair value.

Accounts Receivable and Accounts Payable

The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                        Mid Fla Heating and Air, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                              YEARS
                                                            ---------
Buildings                                                    31 - 39
Furniture and fixtures                                        5 - 7
Machinery and equipment                                       3 - 7
Vehicles                                                        5

CUSTOMER LIST

Customer list is amortized using the straight-line method over 5 years.

ACCRUED COMPENSATION

Accrued compensation consists of salary, commission and vacation expenses payable to various employees.

WARRANTIES

The Company provides the retail customer with a one to two year warranty on labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        Mid Fla Heating and Air, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1996, amounts charged to bad debt expense totaled $4,585 and recoveries of accounts previously written off was $20.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1996, the Company expensed $142,515.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued Statement of Financial Accounting Standards (FAS) No. 130, "Reporting Comprehensive Income." FAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

                        Mid Fla Heating and Air, Inc.

2. ACQUISITION

Effective October 31, 1996, the Company acquired certain tangible and intangible personal property of a residential and commercial air conditioning facility located in Ocala, Florida for a total purchase price of $75,000. This transaction was accounted for using the purchase method. The results of operations of the facility have been included in the accompanying statement of income since the date of acquisition.

3. LINE OF CREDIT

The Company has a line of credit with a maximum principal borrowing of $150,000 and bearing interest at prime plus 2%, (10.25% at December 31, 1996). Interest is payable monthly and the note is due on demand. The Company had outstanding principal borrowings of $53,998 at December 31, 1996 under this line. The note is secured by all inventory, accounts receivable, and equipment.

4. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                         DECEMBER 31,
                                                                                             1996
                                                                                     ----------------------
  Note payable bearing interest at 10%, payable in equal installments
    of $570, principal and interest, through November 2001                                   $  52,880
  Note payable bearing interest at 10%, payable in equal installments of principal and interest of $931 plus balloon payment due
    January 2002                                                                                82,157
  Other notes payable - vehicles                                                                25,965
                                                                                     ----------------------
                                                                                               161,042
  Less current portion                                                                          21,249
                                                                                     ======================
  Long-term debt                                                                           $   139,793
                                                                                     ======================


The note payables are secured by substantially all of the Company's assets.

                        Mid Fla Heating and Air, Inc.

4. LONG-TERM DEBT (CONTINUED)

As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          Year ending December 31:
            1997                                           $    21,249
            1998                                                14,104
            1999                                                 5,693
            2000                                                 6,254
            2001                                                 6,945
            Thereafter                                         106,797
                                                         -------------
                                                           $   161,042
                                                         =============

5. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

6. INCOME TAXES

Income tax expense (benefit) consists of the following:

                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                             1996
                                                         ------------
Current:
    Federal                                              $   3,507
    State                                                    1,361
Deferred                                                    (3,080)
                                                         ------------
                                                         $  (1,788)
                                                         ============

                        Mid Fla Heating and Air, Inc.

6. INCOME TAXES (CONTINUED)

Significant components of the deferred tax assets and liabilities as of December 31, 1996, are as follows:

Deferred tax liabilities:
    Depreciation and amortization                           $  23,471

Deferred tax assets:
    Accounts receivable                                         5,394
    Compensation and warranty reserves                         19,742
    Capital loss carryforward                                  24,776
                                                            -----------
Total gross deferred tax assets                                49,912
Valuation allowance                                           (24,776)
                                                            -----------
Deferred tax assets                                            25,136
                                                            ===========
Net deferred tax assets                                      $  1,665
                                                            ===========

There was no change in the valuation allowance during 1996.

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                           DECEMBER 31,
                                                              1996
                                                          -------------
Tax provision at statutory rate                             $  (4,097)
State income tax less applicable federal tax benefit              601
Effect of graduated tax rates                                  (4,841)
Other, net                                                      1,931
                                                          --------------
                                                             $  1,788
                                                          ===============

7. RELATED PARTY TRANSACTIONS

The Company rents office and warehouse facilities at its location in Ocala, Florida from the stockholders under a verbal month-to-month operating lease agreement. The Company paid rental fees of approximately $1,500 during 1996 for this location.

                        Mid Fla Heating and Air, Inc.

8. SUBSEQUENT EVENT

Subsequent to year end, the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                  PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                            SERVICE EXPERTS, INC.

        Service Experts Inc. (the "Company") was incorporated on March 27, 1996. On August 21, 1996, and simultaneous with the closing of its initial public offering of Common Stock, the Company acquired the Predecessor Companies (as defined below). In accordance with the provisions of Securities and Exchange Commission (the "Commission") Staff Accounting Bulletin No. 97, the historical financial statements of the Company for periods prior to August 21, 1996 are the combined financial statements of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. (collectively, the "Acquiring Company"). Such historical financial statements have been restated for the Pooled Companies (as defined below), which were acquired in December 1996 and May 1997 in business combinations accounted for as poolings of interests. The operations of the Company's subsidiaries other than the Pooled Companies have been included in the Company's financial statements from their respective effective dates of acquisition. The acquisitions of the Predecessor Companies have been accounted for using the historical cost basis of the Predecessor Companies in accordance with Commission Staff Accounting Bulletin No. 48. The Predecessor Companies are the Acquiring Company; Hardwick Air Masters, Inc. d/b/a Airmasters, Inc.; Norrell Heating and Air Conditioning Company, Inc.; Vision Holding Company, Inc.; Comerford's Heating and Air Conditioning, Inc.; Rolf Coal and Fuel Corp.; Brand Heating and Air Conditioning, Inc.; Coastal Air Conditioning Service, Inc.; Contractor Success Group, Inc.; and Service Experts of Palm Springs, Inc. The Pooled Companies are Custom Air Conditioning, Inc., Freschi Air Systems, Inc. and C. Iapaluccio Company, Inc.

        The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of 30 Acquired Companies (as defined below) and to four HVAC businesses with which the Company has entered into agreements in principle (the "Pending Acquisitions") in exchange for shares of the Company's Common Stock, cash, warrants to purchase shares of Common Stock and the assumption of certain debt. The pro forma combined financial statements do not give effect to the acquisition of 12 HVAC businesses with which the Company has entered into agreements in principle which had aggregate residential service and replacement revenue in 1996 of approximately $27.8 million and an estimated aggregate purchase price of $23.0 million.

        The unaudited pro forma combined balance sheet as of June 30, 1997 gives effect to the acquisition of four Acquired Companies closed subsequent to June 30, 1997 and the four Pending Acquisitions. The four Acquired Companies which were closed subsequent to June 30, 1997 are Artic Aire of Chico, Inc., All American Air Conditioning & Heating, Inc., A-1 Air Conditioning, Inc. and Mid Fla Heating and Air, Inc. The four Pending Acquisitions are S&W Air Conditioning, Inc., J.M. Jenks Incorporated dba J.M. Mechanical Systems, Berkshire Air Conditioning Company, and Holmes Sales & Service, Inc. The unaudited pro forma combined statement of income for the six months ended June 30, 1997 gives effect to the acquisition of 15 Acquired Companies closed during the six month period ended June 30, 1997, four Acquired Companies which were closed subsequent to June 30, 1997 and four Pending Acquisitions as if such transactions had occurred as of January 1, 1996. The 15 Acquired Companies closed during the six month period ended June 30, 1997 are Dial One Raymond's Plumbing, Heating & Cooling, Inc., Gaddis Co., Automated Air, Inc., Bauer Heating & Air Conditioning, Incorporated, Sylvester's Corp., B. W. Heating & Air Conditioning, Inc., Parker Heating & Air Conditioning, Incorporated,
Roland J. Down, Inc., Claire's Air Conditioning and Refrigeration, Inc., Claire & Sanders, Inc., Royden Inc., Service Experts of Raleigh, Inc., Stark Services Company, Inc., ProAir Services, L.P. and Superior Air Conditioning Co., Inc. The unaudited pro forma combined statement of income for the 12 months ended December 31, 1996 gives effect to the acquisition of the Predecessor Companies as described above, 11 Acquired Companies closed during 1996, 15 Acquired Companies closed during the six month period ended June 30, 1997, four Acquired Companies closed subsequent to June 30, 1997 and four Pending Acquisitions as if such transactions had occurred on January 1, 1996. The 11 Acquired Companies closed during 1996 are Service Experts of Indianapolis, Inc., Frees Service Experts, Inc., Comfortech, Inc., Sunbeam Service Experts, Inc., Falso Service Experts, Inc., Gordon's Specialty Company, Pardee Refrigeration Company Incorporated, Sanders Indoor Comfort, Inc., Island Air Conditioning, Inc., Air-Conditioning and Heating Unlimited, Inc. and B&B Air Conditioning, Inc.

        The unaudited pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and the companies referred to above and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma combined financial statements may not be indicative of results that would have been achieved had these acquisitions occurred on the dates indicated or of results which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of these acquisitions have been reflected in the pro forma combined financial statements.

        The pro forma combined financial statements should be read in conjuction with the historical financial statements of the Company.

       PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                JUNE 30, 1997



                                                                           ACQUIRED       PENDING       PRO FORMA
                                                               COMPANY     COMPANIES    ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                                              ---------    ---------    ------------    -----------    ---------
                                                                                          (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.................................  $  18,795     $   90        $  522        $(16,119)(a)  $    142
                                                                                                          (3,146)(b)
Receivables
  Trade receivables, net...................................      20,815        685         2,668                        24,168
  Related party............................................          38         54            74                           166
  Employee.................................................         268         12            28                           308
  Other ...................................................       1,749        --             33                         1,782
                                                              ---------     ------        ------        --------      --------
                                                                 22,870        751         2,803                        26,424
Inventories................................................       7,413        699           809                         8,921
Cost and estimated earnings in excess of billings..........         723         30           124                           877
Prepaid expenses and other current assets..................       1,797         63            42                         1,902
Current portion of notes receivable - related parties......          14        --            --                             14
Current portion of notes receivable........................         260        --            --                            260
Deferred income taxes......................................       2,461          5           107                         2,573
                                                              ---------     ------        ------        --------      --------
        Total current assets...............................      54,333      1,638         4,407         (19,265)       41,113
Property, buildings and equipment, net.....................      13,504        344         2,239                        16,087
Notes receivable - related parties.........................         330         23           --                            353
Notes receivable - other...................................         509        --            --                            509
Investment in affiliate....................................         573        --            --                            573
Deferred income taxes......................................         --         --             79                            79
Goodwill...................................................      68,981        --             14          14,123(a)     83,118
Unallocated purchase price.................................         --         --            --                            --
Other assets...............................................         785         40           148                           973
                                                              ---------     ------        ------        --------      --------
        Total assets                                          $ 139,015     $2,045        $6,887        $ (5,142)     $142,805
                                                              =========     ======        ======        ========      ========
Current liabilities:
  Short-term debt..........................................   $      27     $  --         $  234        $   (261)(b)  $    --
  Trade accounts payable and accrued liabilities...........       9,939        462         1,457                        11,858
  Cash consideration payable...............................         --         --            --                            --
  Accrued compensation.....................................       4,586         68           213                         4,867
  Accrued warranties.......................................       1,646         52           125                         1,823
  Income taxes payable.....................................       1,295        120            99                         1,514
  Deferred revenue.........................................       6,849         46           148                         7,043
  Billings in excess of costs and estimated earnings.......       1,100         37           246                         1,383
  Current portion of long-term debt and capital lease
    obligations............................................         460         50           658          (1,168)(b)       --
                                                              ---------     ------        ------        --------      --------
        Total current liabilities..........................      25,902        835         3,180          (1,429)       28,488
Long-term debt and capital lease obligations,
    net of current.........................................         252        146           677          (1,075)(b)       --
Related parties notes......................................         --         --            642            (642)(b)       --
Deferred income taxes......................................         583         12           400                           995
Common stock...............................................         142        --            --                4 (a)       146
Additional paid-in-capital.................................     101,658        --            --            1,040 (a)   102,698
Retained earnings..........................................      10,478      1,052         1,988          (3,040)(a)    10,478
                                                              ---------     ------        ------        --------      --------
                                                              $ 139,015     $2,045        $6,887        $ (5,142)     $142,805
                                                              =========     =======       ======        ========      ========

 See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

       PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                                                           ACQUIRED       PENDING      PRO FORMA
                                                              COMPANY      COMPANIES    ACQUISITIONS   ADJUSTMENTS    PRO FORMA
                                                             ---------     ---------    ------------   -----------    ---------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues..............................................   $86,235         11,761        8,488          --         106,484
Cost of goods sold........................................    54,606          7,890        6,401           4 (c)      68,901
                                                             -------          -----       ------       -----        --------
Gross margin..............................................    31,629          3,871        2,087          (4)         37,583
Selling, general and administrative expenses..............    22,310          4,047        1,596        (621)(d)      27,332
                                                             -------          -----       ------       -----        --------
Income from operations....................................     9,319           (176)         491         617          10,251
Other income (expense):
   Interest expense.......................................      (109)          (111)         (86)        306 (e)        --
   Interest income........................................       441             26            2         --              469
   Other income (expense).................................       190           (132)          11         --               69
                                                             -------          -----       ------       -----        --------
                                                                 522           (217)         (73)        306             538
                                                             -------          -----       ------       -----        --------
Income (loss) before tax.................................      9,841           (393)         418         927          10,789
Provision for income taxes...............................      3,755             20           71         288 (g)       4,134
                                                             -------          -----       ------       -----        --------
Net income (loss)                                            $ 6,086           (413)         347         635           6,655
                                                             =======          =====       ======       =====        ========
Pro forma net income per share...........................    $  0.46                                                $   0.45
Pro forma weighted average shares outstanding............     13,237                                   1,450 (h)      14,687


 See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

       PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996


                                                                           ACQUIRED       PENDING      PRO FORMA
                                                              COMPANY      COMPANIES    ACQUISITION    ADJUSTMENTS    PRO FORMA
                                                             ---------     ---------    -----------    -----------    ---------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues..............................................   $49,446      143,386         15,550           --          208,382
Cost of goods sold........................................    32,004       94,253         11,490         (124)(c)      137,623
                                                              ------      -------         ------       ------          -------
Gross margin..............................................    17,442       49,133          4,060          124           70,759
Selling, general and administrative expenses..............    13,504       42,669          3,222       (6,413)(d)       52,982
                                                              ------      -------         ------       ------          -------
Income from operations....................................     3,938        6,464            838        6,537           17,777
Other income (expense):
   Interest expense.......................................       (66)        (512)          (179)         757 (e)           --
   Interest income........................................       336          289              6           --              631
   Other income (expense).................................       189         (170)            29           40 (f)           88
                                                              ------      -------         ------       ------          -------
                                                                 459         (393)          (144)         797              719
                                                              ------      -------         ------       ------          -------
Income before tax........................................      4,397        6,071            694        7,334           18,496
Provision for income taxes...............................      1,204          657            105        5,617 (g)        7,583
                                                              ------      -------         ------       ------          -------
Net income                                                     3,193        5,414            589        1,717           10,913
                                                              ======      =======         ======       ======          =======
Pro forma net income per share...........................     $ 0.70                                                   $  0.75
Pro forma weighted average shares outstanding............      4,544                                   10,035 (i)       14,579


 See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                            SERVICE EXPERTS, INC.

                   PRO FORMA COMBINED FINANCIAL STATEMENTS
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


PRO FORMA BALANCE SHEET ADJUSTMENTS

(a) Reflects the payments to owners of four Acquired Companies and four Pending Acquisitions of $16,119,000 in cash and 417,000 shares of common stock resulting in an increase in Goodwill of $14,123,000 which is amortized over 40 years. The allocation of the purchase price associated with the acquisitions has been determined by the Company based on available information and is subject to further refinement.

(b) Reflects the assumed payment of all outstanding debt.


                                                                                               TWELVE MONTHS    SIX MONTHS
                                                                                                  ENDED           ENDED
                                                                                                DECEMBER 31,      JUNE 30,
                                                                                                   1996            1997
                                                                                                ------------     ----------
                                                                                                      (IN THOUSANDS)
PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

(c)      REFLECTS THE FOLLOWING ADJUSTMENTS TO COST OF GOODS SOLD:
    (i)  Adjust rent expense per new leases...............................................      $   (105)        $    --
   (ii)  (Elimination) additional real estate depreciation................................           (19)              4
                                                                                                ---------        -------
                                                                                                $   (124)        $     4
                                                                                                =========        =======
(d)      REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
         ADMINISTRATIVE:
    (i)  Elimination of historical owners' compensation...................................      $(13,062)        $(1,028)
   (ii)  Additional compensation relating to new agreements with previous
         owners...........................................................................         4,192             432
  (iii)  Additional lease expense on real estate sold by AC Service &
         Installation Co., Inc. and Vision Holding Company, Inc...........................            53              --
   (iv)  Elimination of depreciation expense on real estate sold by AC Service
         & Installation Co., inc. and Vision Holding Company, Inc.........................           (24)             --
    (v)  Elimination of non-competition fees resulting from buyout of non-
         compensation agreements..........................................................           (43)             --
   (vi)  Corporate office overhead expenses...............................................           270              --
  (vii)  Corporate office compensation....................................................           366              --
  (viii) Elimination of management fees paid by Air Experts, a United Services
         Co., Inc. and Service Experts of Palm Springs, Inc. to parent companies
         or affiliates which are part of the corporate office adjustments.................           (36)             --
    (ix) Goodwill amortization............................................................         2,292             322
     (x) Elimination of general and administrative expenses...............................        (1,121)           (347)
    (xi) Three regional vice presidents and one MIS director..............................           700              --
                                                                                                --------           -----
                                                                                                $ (6,413)        $  (621)
                                                                                                ========         =======
(e)      REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE RELATED TO:
     (i) Elimination of debt distributed to shareholder of Vision Holding
         Company, Inc.....................................................................      $     45         $   --
    (ii) Elimination of interest on debt distributed to shares of AC
         Service & Installation Co., Inc. and Custom Air Conditioning, Inc................            15             --
   (iii) Elimination of all other debt assumed in the transaction to be paid at
         closing..........................................................................         1,301            306
    (iv) Additional interest on debt incurred associated with the transaction.............          (604)            --
                                                                                                --------         ------
                                                                                                $    757         $  306
                                                                                                ========         ======


                                                                                        TWELVE MONTHS  SIX MONTHS
                                                                                            ENDED         ENDED
                                                                                         DECEMBER 31,    JUNE 30,
                                                                                             1996          1997
                                                                                         ------------  ----------
                                                                                              (IN THOUSANDS)
(f)      REFLECTS THE FOLLOWING ADJUSTMENT TO OTHER INCOME:
     (i) The addition of income from its 37% investment in Future University..           $   40        $ --
                                                                                         ======        =====
(g)      REFLECTS THE FOLLOWING ADJUSTMENTS TO INCOME TAXES:
     (i) Additional income tax provision for state and federal taxes at a combined effective rate of 38% as certain Acquired Companies and the
         Pending Acquisition previously which were taxed as Subchapter S
         corporations.........................................................           $2,335        $ 157
    (ii) Additional income taxes on adjustments (c) thru (f)..................            2,506           87
   (iii) Additional income tax provision for state and federal taxes due to the
         non-deductibility of goodwill.........................................             776           44
                                                                                         ------        -----
                                                                                         $5,617        $ 288
                                                                                         ======        =====
(h)   Reflects adjustments to weighted average shares outstanding as follows:
      (i) 363,000 shares and the  dilutive effect of warrants issued to the owners of the Acquired Companies, (ii)  306,000 shares issued  to the owners of one Pending Acquisition, (iii) 781,000 additional shares to reflect the shares issued in the Secondary Offering as outstanding for the entire period.

(i)   Reflects adjustments to weighted average shares outstanding as follows:
      (i) 1,217,000 shares and the dilutive effect of warrants issued to the owners of the Acquired Companies, (ii) 306,000 shares issued to the owners of one Pending Acquisition, (iii) 1,850,000 shares issued in the Secondary Offering, (iv) 6,662,000 additional shares to reflect the shares issued in the Initial Public Offering to the Predecessor Companies and shares issued to the 11 Acquired Companies closed in 1996 as outstanding for the entire period.



                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------
  23                 Consent of Ernst & Young LLP
